UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 16, 2026
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition

On June 23, 2026, NIKE, Inc. (the “Company”) issued a press release providing certain preliminary information regarding its expected financial results for the fiscal quarter ended May 31, 2026. The text of the release is furnished herewith as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2026, the Company announced the appointment of David Denton as Executive Vice President and Chief Financial Officer (“CFO”), effective as of August 16, 2026 (the “Effective Date”). There are no arrangements or understandings between Mr. Denton and any person pursuant to which Mr. Denton was selected as an officer, and no family relationships exist between Mr. Denton and any director or executive officer of the Company. Mr. Denton is not a party to any transaction to which the Company is or was a participant and in which Mr. Denton has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

On June 23, 2026, the Company also announced that, as of the Effective Date, Matthew Friend will cease serving as Executive Vice President and CFO and begin serving as an advisor to the Chief Executive Officer of the Company and remain a full-time non-executive employee of the Company in that role through his separation from the Company on September 4, 2026 (the “Separation Date”). Mr. Friend’s transition and separation was not the result of any disagreement with Company management or the Company’s board of directors relating to the Company’s operations, policies or practices.

Biographical Information

Mr. Denton, 60 served as Chief Financial Officer, Executive Vice President of Pfizer Inc. (“Pfizer”) since May 2022. Prior to joining Pfizer, Mr. Denton served as Executive Vice President, Chief Financial Officer of Lowe’s Companies, Inc., from November 2018 until April 2022. Mr. Denton has more than 30 years of finance and operational expertise and holds a Bachelor of Science degree in Business Administration from Kansas State University and an MBA from Wake Forest University.

Offer Letter with Mr. Denton

On June 16, 2026, the Company entered into an offer letter with Mr. Denton (the “Offer Letter”) establishing his compensation as Executive Vice President and CFO. Under the Offer Letter, Mr. Denton’s compensation as Executive Vice President and CFO will comprise an annual base salary of $1,450,000; a target annual bonus of 120% of base salary (prorated for the Company’s fiscal year ending May 31, 2027 (the “2027 fiscal year”), based on the Company’s standard methodology); and an annual target long-term incentive award of $11,500,000.

Mr. Denton’s annual long-term incentive award for the Company’s 2027 fiscal year will be made in accordance with the standard timing of the Company’s annual grant, with terms consistent with the terms of the Company’s 2027 fiscal year grants to other executive officers, and comprise 50% performance-based restricted stock units (“PSUs”), 25% stock options and 25% restricted stock units (“RSUs”).

In addition, in order to make him whole for certain forfeited compensation from his prior roles, Mr. Denton will receive certain one-time cash awards in connection with his commencement of employment, as follows:

•A one-time cash award of $7,250,000 (the “New Hire Cash Award”), payable on the first payroll date following the Effective Date.
•A one-time performance-based cash award with a target value equal to $4,000,000 (the “Performance Cash Award”). The Performance Cash Award generally cliff vests on December 10, 2027, subject to Mr. Denton’s continuous service to the Company through such date. The amount of the Performance Cash Award that will actually vest will range from 100% to 200% of the target value based on achievement of Adjusted Operating Margin Growth targets (the growth rate of fiscal 2027 EBIT Margin measured in basis points above fiscal 2026 EBIT Margin, each as set forth in the audited consolidated financial statements of the Company). If Mr. Denton’s employment or service is involuntarily terminated other than due to death, total disability, or cause (as defined in the Performance Cash Award), he will remain eligible to earn a prorated portion of the Performance Cash Award based on actual performance for the performance period determined in accordance with the terms set forth in the Performance Cash Award, subject to Mr. Denton’s execution of an effective release of claims within 60 days of such termination.

If, within two years following the Effective Date, Mr. Denton voluntarily resigns from employment with the Company or is unable to continue working for the Company as a result of being subject to a non-compete agreement that prohibits Mr. Denton from working for the Company, Mr. Denton will be required to repay the full amount of the New Hire Cash Award and Performance Cash Award (to the extent then paid).

Mr. Denton will be eligible to participate in the Company’s employee benefit plans and programs applicable to senior executives of the Company generally, as may be in effect from time to time, including, without limitation, participation in the Company’s Relocation Policy and eligibility for benefits under the Executive Severance Plan (as defined below) upon a qualifying termination of employment.

As part of standard compensation and benefit arrangements for senior executives, the Company and Mr. Denton have entered into an agreement containing a covenant not to compete (the “Denton RCA”) that will extend for twelve months following the termination of his employment with the Company. The Denton RCA provides that, if Mr. Denton’s employment is terminated by the Company without cause (as defined in the Denton RCA) at any time, the Company will make monthly payments to him during the twelve-month noncompetition period in an amount equal to one-twelfth of his current annual base salary (and benefits under the Executive Severance Plan will be reduced by such amount in accordance with the terms of such plan). The Denton RCA provides further that, if Mr. Denton voluntarily resigns at any time, the Company will make monthly payments to him during the twelve-month noncompetition period in an amount equal to one-twenty fourth of his current annual base salary. The Company may unilaterally waive the covenant. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of each of the following, each of which is incorporated by reference into this Item 5.02:

•the Offer Letter, which will be filed in the Form 10-K for the fiscal year ending May 31, 2026 (the “Form 10-K”); and
•the Form of Covenant Not to Compete and Non-Disclosure Agreement between the Company and its executive officers (other than Mr. Parker and Mr. Hill) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 18, 2020).

Letter Agreement with Mr. Friend

In connection with the foregoing, on June 17, 2026, the Company and Mr. Friend entered into a letter agreement (the “Letter Agreement”) setting forth Mr. Friend’s transition and separation dates and providing that his annual base salary ($1,250,000), annual bonus target under the PSP (as defined below) ($1,500,000) and employee benefit plan eligibility will remain unchanged through the Separation Date. The Letter Agreement also confirms that (i) Mr. Friend’s separation will be covered under the standard terms and conditions of the applicable award agreements for purposes of his equity awards that are outstanding on the Separation Date and (ii) the Covenant Not to Compete and Non-Disclosure Agreement, effective on or around February 13, 2020 (the “Noncompetition Agreement”), by and between the Company and Mr. Friend, will remain in full force and effect pursuant to its terms, and the Restriction Period (as defined in the Noncompetition Agreement) thereunder will commence on the Separation Date, such that Mr. Friend will be eligible to receive up to 12 months of base salary payable under the Noncompetition Agreement. Subject to the effectiveness of a release of claims (the “Release Requirement”), Mr. Friend’s separation of employment from the Company on the Separation Date will be treated as a qualifying termination of employment for purposes of the Executive Severance Plan, and Mr. Friend will be entitled to receive the Severance Benefits under the Executive Severance Plan (each, as defined below), reduced by any amounts payable under the Noncompetition Agreement, as applicable, in accordance with and subject to the terms and conditions set forth in the Executive Severance Plan. In addition, subject to Mr. Friend’s continuous employment through the Separation Date and satisfaction of the Release Requirement, he will be entitled to receive a lump sum transition benefit equal to $2,000,000.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

NIKE, Inc. Executive Severance Pay Plan

On June 16, 2026, the Board of Directors (the “Board”) of the Company approved and adopted the NIKE, Inc. Executive Severance Pay Plan (the “Executive Severance Plan”), effective as of the same date. Generally, each United States employee of the Company or its affiliates designated by the Company as Compensation Grade 70 or above (including each of the Company’s named executive officers) is eligible to participate in the Executive Severance Plan.

If a participant’s employment is involuntarily terminated by the Company or an affiliate for any reason other than the participant’s death, for permanent and total disability or for cause (each, as defined in the Executive Severance Plan), subject to the effectiveness of a release of claims, the Executive Severance Plan provides for the following payments and benefits (collectively, the “Severance Benefits”):

(i)cash severance of an amount equal to two times the participant’s then-current annual base salary rate and target annual bonus (collectively, “Pay”) under the NIKE, Inc. Performance Sharing Plan or the NIKE, Inc. Executive Performance Sharing Plan, or their successor plans, as applicable (“PSP”) if the participant is the Chief Executive Officer of the Company (“CEO”), or one and a half times the participant’s Pay for all other participants , in each case, payable in eighteen equal monthly installments (for the CEO) or twelve equal monthly installments (for all other participants);

(ii)continued eligibility for an annual incentive bonus under the PSP for the relevant fiscal year if the participant’s qualifying termination occurs on or after May 1 of a given fiscal year and prior to the payment date, based on actual performance under the PSP (or, to the extent any individual performance component is not measurable and quantifiable in the plan administrator’s discretion, based on 100% achievement for such component), payable at the time the Company pays PSP bonuses to active employees generally;

(iii)if the participant was enrolled in the Company’s group medical, dental or vision benefits under the Company’s welfare plan as of the date of the qualifying termination of employment, then the Company will provide the participant a severance benefit consisting of a subsidy of the cost applicable to continuing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and if the participant elects COBRA coverage (for the participant and/or his/her eligible dependents), the Company will provide COBRA coverage at no cost to the participant until the earlier of (x) six months from the date the participant’s active welfare plan coverage would otherwise terminate, or (y) the date the participant becomes entitled to other group health plan coverage (including Medicare); and

(iv)outplacement services from a firm the Company will select for a period of up to twelve months or, if earlier, until the participant accepts full-time employment.

Any Severance Benefits that a participant is eligible to receive under the Executive Severance Plan will be reduced by any pay or benefits to which the participant would otherwise be entitled under any restrictive covenant agreement or provision, general severance policy or severance plan maintained by the Company or any other agreement between the participant and the Company that entitles the participant to a payment in connection with a termination of employment or as consideration for complying with such restrictive covenant, excluding any payment or award under the NIKE, Inc. Stock Incentive Plan.

In addition, the plan administrator may require a participant to repay any or all of the Severance Benefits if the participant is rehired by the Company or an affiliate within twelve months following termination or if the participant violates his or her obligations to the Company or its affiliates pursuant to an employment agreement, restrictive covenant or similar agreement, or could have been terminated for cause.

The foregoing description of the Executive Severance Plan is qualified in its entirety by reference to the full text of the Executive Severance Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

The press release furnished as Exhibit 99.1 also announced the transition described in Item 5.02 above.

The information furnished pursuant to Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Letter Agreement, dated June 17, 2026, between NIKE, Inc. and Matthew Friend
10.2	NIKE, Inc. Executive Severance Pay Plan
99.1	NIKE, Inc. Press Release dated June 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	June 23, 2026	By:	/s/ Robert Leinwand
Robert Leinwand
Executive Vice President, Chief Legal Officer